Contact:	David Young	Harriet Fried
	TESSCO Technologies Incorporated	Lippert/Heilshorn & Associates
	Chief Financial Officer	(212) 838-3777
	(410) 229-1380	hfried@lhai.com
young@tessco.com

TESSCO ANNOUNCES RECORD REVENUE OF $226 MILLION AND
RECORD EPS OF $0.59 FOR THIRD QUARTER

•	Quarterly operating margin increases to 3.5%
•	Record quarterly EBITDA* of $1.12 per share
•	9-month revenue reaches $539 million
•	9-month EPS reaches $1.60
•	9-month EBITDA per share reaches $3.08
•	$0.15 per share dividend date set

HUNT VALLEY, MD., JANUARY 17, 2012 -- TESSCO Technologies Incorporated (NASDAQ:TESS), a leading provider to the wireless communication industry, today reported revenues of $226.3 million and net income of $4.8 million, or $0.59 per diluted share, for the third fiscal quarter ended December 25, 2011.

Chairman and CEO Robert Barnhill commented, “It was a great quarter, resulting in record revenues and earnings!  Sales in our Retail segment surged 67 percent as our customers, including Tier 1 carrier customers, responded to consumers’ continued quest to equip their cell phones with new cases, chargers and head sets. Our Commercial segment continued to contribute strongly to our results as we supported the construction and maintenance of our customers’ wireless systems. We continued to deliver exceptional value to all our customers with growing profitability; operating profit margin reached 3.5 percent, a 35 percent increase compared to last year’s quarter.

“Fiscal year 2012 is indeed proving to be a remarkable year for TESSCO as we successfully leverage the many opportunities arising from the convergence of wireless and the internet, broaden our addressable market, and build profitability and productivity.

“Going forward, we expect continued explosion of smart mobility devices, the accelerated expansion and enhancement of the carrier networks to support the devices' insatiable demand for bandwidth, and the creation of new private wireless systems to transform the way we live, work and play. TESSCO is there, leveraging these trends and delivering the immediate, reliable availability of the product plus value chain solutions needed, at the lowest total cost. We continue our goal of driving shareowner value with intense focus on the success of our customers, manufacturers and team members."

Third-Quarter Fiscal 2012 Financial Results

For its fiscal 2012 third quarter, TESSCO’s revenue grew by 35 percent compared to last year’s third quarter and reached $226.3 million, while its gross profit grew by 17 percent and reached $39.5 million.  The Company’s operating margin improved to 3.5 percent compared to 2.6 percent in last year’s third quarter.

In the Retail segment, revenue increased by 67 percent and gross profit increased by 41 percent.  Within this segment, the retailer, dealer agent and Tier 2/3 carrier market produced 15 percent revenue growth and 36 percent gross profit growth, and the Tier 1 carrier market experienced 93 percent revenue growth and 44 percent gross profit growth.  The growth in the Tier 1 carrier market was mostly attributable to the expected expansion of our relationship with our major Tier 1 carrier customer.  Retail segment directly allocatable expenses rose by 7 percent, and market net profit contribution increased by 100 percent.

In the Commercial segment, revenue increased by 2 percent and gross profit increased by 3 percent.  Within this segment, the private and government systems market produced 9 percent revenue growth and 11 percent gross profit growth; the commercial dealer and reseller market produced 15 percent revenue growth and 11 percent gross profit growth; and the public systems operator market experienced a 21 percent decline in both revenue and gross profit.  Segment directly allocatable expenses declined by 13 percent, and market net profit contribution increased by 24 percent.

Corporate support expenses grew by $3.1 million, or 33 percent, for the quarter.  This growth is wholly attributable to increases in the company-wide pay-for-performance bonus accruals, which offset declines in other corporate support expenses.

Net income totaled $4.8 million, or $0.59 per diluted share, in the third quarter as compared to $3.0 million, or $0.38 per diluted share, in the prior-year quarter.

EBITDA* totaled $9.1 million, or $1.12 per diluted share, in the third quarter of fiscal 2012 as compared to $5.5 million, or $0.69 per diluted share, in the prior-year quarter.

For the first nine months of fiscal 2012, TESSCO reported revenues of $538.6 million and net income of $12.9 million, or $1.60 per diluted share.  These results compare to revenues of $474.9 million and net income of $8.4 million, or $1.07 per diluted share, in the first nine months of fiscal 2011.  EBITDA for the first nine months of fiscal 2012 totaled $24.8 million, or $3.08 per share, compared to $16.6 million, or $2.11 per share, in the first nine months of fiscal 2011.

As of December 25, 2011, the company’s cash balance totaled $14.5 million and there was no balance outstanding on the revolving line of credit.

Quarterly Cash Dividend

As previously reported, the company is continuing its quarterly dividend program with a $0.15 per common share cash dividend payable on February 15, 2012, to holders of record on February 1, 2012. Any future declaration of dividends, and the establishment of record and payment dates, is subject to further determinations of the company's Board of Directors.

Business Outlook

Based on results through the third quarter of fiscal 2012 and our view of the current pipeline of business opportunities, we currently expect that earnings per diluted share for fiscal 2012 will range from $1.90 to $2.10.

Forecasting future results is inherently difficult for any business and actual results may differ materially from those forecasted. Moreover, the nature of our business is that we typically ship products within several days after booking orders. The lack of an order backlog makes it even more difficult to forecast future results. The Business Outlook published in this press release reflects only the company's current best estimate and the company assumes no obligation to update the information contained in this press release, including the Business Outlook, at any time

As we have previously disclosed, our major tier one carrier customer has indicated that, over time, it expects to continue to explore business model changes in an ongoing effort to lower total costs.  Notwithstanding the recent expansion of the relationship with this customer, it should be noted that this relationship, like those with most of our other customers and suppliers, contains no ongoing purchase or sale obligations and is terminable by either party upon relatively short notice. Further, any future business model changes by our largest customer put our supply chain business with this customer at risk. Absent this supply chain relationship, we could, however, maintain the ability to sell our proprietary products to this customer.

Third-Quarter Fiscal 2012 Conference Call

Management will host a conference call to discuss its results for the third fiscal quarter, ended December 25, 2011, on Wednesday, January 18, 2012 at 10:00 a.m. ET.  To participate in the conference call, please call: 800-901-5217 (domestic call-in) or 617-786-2964 (international call-in) and reference code #53070260. A live webcast of the conference call will be available at http://www.tessco.com/go/pressroom. All participants should call or access the website approximately 10 minutes before the conference begins.

A telephone replay of the conference call will be available from 1:00 p.m. ET on January 18, 2012 until 5:00 p.m. ET on January 25, 2012 by calling 888-286-8010 (domestic) or 617-801-6888 (international) and entering confirmation #90641439.  An archived replay of the conference call will also be available on the company’s website.

*Non-GAAP Information

EBITDA, a measure used by management to evaluate the company’s ongoing operations and as a general indicator of its operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges), is defined as income from operations, plus interest expense, net of interest income, provision for income taxes, and depreciation and amortization. Management believes EBITDA as well as EBITDA per share are useful to investors because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies. Because not all companies use identical calculations, the company's presentation of EBITDA and EBITDA per share may not be comparable to other similarly titled measures of other companies. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. EBITDA per diluted share is also a non-GAAP calculation defined as EBITDA divided by the company’s diluted weighted average shares outstanding. Additionally, EBITDA is not intended to be a measure of free cash flow for management's discretionary use, as it does not reflect certain cash requirements such as interest payments, tax payments and debt service requirements. The amounts shown for EBITDA as presented herein differ from the amounts calculated under the definition of EBITDA used in the company's loan agreements. The definition of EBITDA as used in the company's loan agreements is further adjusted for certain cash and non-cash charges/credits, including stock compensation expense, and is used to determine compliance with financial covenants and the ability to engage in certain activities such as incurring additional debt.

A reconciliation of the company's non-GAAP to GAAP results is included as an exhibit to this release.

About TESSCO

TESSCO Technologies, (NASDAQ:TESS), is Your Total Source® for making wireless work. The convergence of wireless and the internet is revolutionizing the way we live and work. New systems and applications are unlocking human potential at an unprecedented rate. TESSCO is there, thinking in new ways for exceptional outcomes. TESSCO architects and delivers, with innovation, productivity and speed, the product and value chain solutions to organizations responsible for building, using and maintaining wireless voice, data and video systems.

Forward-Looking Statements

This press release, including the statements of Robert Barnhill and the discussion under the heading “Business Outlook”, contains forward-looking statements as to anticipated results and future prospects. These forward-looking statements are based on current expectations and analysis, and actual results may differ materially. These forward-looking statements may generally be identified by the use of the words "may," "will," "expects," "anticipates," "believes," "estimates," and similar expressions, but the absence of these words or phrases does not necessarily mean that a statement is not forward-looking. Forward-looking statements involve a number of risks and uncertainties. Our actual results may differ materially from those described in or contemplated by any such forward-looking statement for a variety of reasons, including those risks identified in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission, under the heading “Risk Factors” and otherwise. Consequently, the reader is cautioned to consider all forward-looking statements in light of the risks to which they are subject.

We are not able to identify or control all circumstances that could occur in the future that may adversely affect our business and operating results.  Without limiting the risks that we describe in our periodic reports and elsewhere, among the risks that could lead to a materially adverse impact on our business or operating results are the following: termination or non-renewal of limited duration agreements or arrangements with our vendors and affinity partners that are typically terminable by either party upon several months or otherwise relatively short notice; loss of significant customers or relationships, including affinity relationships; loss of customers as a result of consolidation among the wireless communications industry; the strength of our customers’, vendors’ and affinity partners’ business; economic conditions that may impact customers’ ability to fund or pay for our products and services; failure of our information technology system or distribution system; technology changes in the wireless communications industry; third-party freight carrier interruption; increased competition; our inability to access capital and obtain financing as and when needed; and the possibility that, for unforeseen reasons, we may be delayed in entering into or performing, or may fail to enter into or perform, anticipated contracts or may otherwise be delayed in realizing or fail to realize anticipated revenues or anticipated savings.

TESSCO Technologies Incorporated
Consolidated Statements of Income (Unaudited)

	Fiscal Quarters Ended			Nine Months Ended
	December 25, 2011	September 25, 2011	December 26, 2010	December 25, 2011	December 26, 2010

Revenues	$226,250,100	$148,837,400	$167,940,000	$538,602,500	$474,919,000
Cost of goods sold	186,773,300	114,847,500	134,137,000	427,935,400	371,996,200
Gross profit	39,476,800	33,989,900	33,803,000	110,667,100	102,922,800
Selling, general and administrative expenses	31,596,300	28,159,900	29,465,800	89,431,300	89,581,100
Income from operations	7,880,500	5,830,000	4,337,200	21,235,800	13,341,700
Interest , net	73,500	72,900	118,900	251,900	326,500
Income before provision for income taxes	7,807,000	5,757,100	4,218,300	20,983,900	13,015,200
Provision for income taxes	3,033,400	2,216,900	1,257,100	8,095,900	4,638,800
Net income	$4,773,600	$3,540,200	$2,961,200	$12,888,000	$8,376,400

Basic earnings per share	$0.61	$0.46	$0.39	$1.67	$1.11
Diluted earnings per share	$0.59	$0.44	$0.38	$1.60	$1.07

TESSCO Technologies Incorporated
Consolidated Balance Sheets

	December 25, 2011	March 27, 2011
	(unaudited)	(audited)

ASSETS
Current Assets:
Cash and cash equivalents	$14,451,300	$8,178,200
Trade accounts receivable, net	123,617,200	65,708,700
Product inventory	68,446,300	45,709,800
Deferred tax assets	5,004,500	5,004,500
Prepaid expenses and other current assets	1,884,800	1,668,900
Total current assets	213,404,100	126,270,100

Property and equipment, net	22,606,600	21,148,100
Goodwill, net	11,684,700	11,684,700
Other long-term assets	1,961,100	2,057,700
Total assets	$249,656,500	$161,160,600

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Trade accounts payable	$132,640,900	$62,913,000
Payroll, benefits and taxes	13,385,500	7,342,500
Income and sales tax liabilities	3,111,200	2,539,300
Accrued expenses and other current liabilities	1,101,900	1,278,400
Revolving line of credit	--	--
Current portion of long-term debt	248,700	359,100
Total current liabilities	150,488,200	74,432,300

Deferred tax liabilities	3,407,900	3,407,900
Long-term debt, net of current portion	2,770,700	2,959,100
Other long-term liabilities	1,874,500	1,481,200
Total liabilities	158,541,300	82,280,500

Shareholders’ Equity:
Preferred stock	--	--
Common stock	86,800	84,100
Additional paid-in capital	43,750,000	40,668,100
Treasury stock, at cost	(45,044,100)	(44,388,400)
Retained earnings	92,322,500	82,540,900
Accumulated other comprehensive loss	--	(24,600)
Total shareholders’ equity	91,115,200	78,880,100

Total liabilities and shareholder’s equity	$249,656,500	$161,160,600

TESSCO Technologies Incorporated
Reconciliation of Net Income to Earnings Before Interest, Taxes and Depreciation and Amortization (EBITDA) (Unaudited)

	Fiscal Quarters Ended			Nine Months Ended
	December 25, 2011	September 25, 2011	December 26, 2010	December 25, 2011	December 26, 2010
Net income	$4,773,600	$3,540,200	$2,961,200	$12,888,000	$8,376,400
Add:
Provision for income taxes	3,033,400	2,216,900	1,257,100	8,095,900	4,638,800
Interest, net	73,500	72,900	118,900	251,900	326,500
Depreciation and amortization	1,243,000	1,157,700	1,141,600	3,573,700	3,240,400
EBITDA	$9,123,500	$6,987,700	$5,478,800	$24,809,500	$16,582,100
EBITDA per diluted share	$1.12	$0.87	$0.69	$3.08	$2.11

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Three months ended December 25, 2011
	Commercial Segment	Retail Segment	Total
Revenues
Public carrier, contractor & program manager market	$18,573	$-	$18,573
Private system operator & government market	33,617	-	33,617
Commercial dealer & reseller market	32,724	-	32,724
Retailer, dealer agent & Tier 2/3 carrier market	-	33,404	33,404
Revenues, excluding Tier 1 carrier market	84,914	33,404	118,318
Tier 1 carrier market	-	107,932	107,932
Total revenues	84,914	141,336	226,250

Gross Profit
Public carrier, contractor & program manager market	4,336	-	4,336
Private system operator & government market	8,632	-	8,632
Commercial dealer & reseller market	8,784	-	8,784
Retailer, dealer agent & Tier 2/3 carrier market	-	7,233	7,233
Gross profit, excluding Tier 1 carrier market	21,752	7,233	28,985
% of revenues	25.6%	21.7%	24.5%
Tier 1 carrier market	-	10,492	10,492
Total gross profit	21,752	17,725	39,477
% of revenues\	25.6%	12.5%	17.4%

Directly allocatable expenses	10,400	8,680	19,080
Segment net profit contribution	$11,352	$9,045	20,397
% of revenues	13.4%	6.4%	9.0%
Corporate support expenses*			12,590
Income before provision for income taxes			$7,807
% of revenues			3.5%

Growth Rates Compared to Prior Year Period:
Revenues
Public carrier, contractor & program manager market	-21.1%		-21.1%
Private system operator & government market	8.6%		8.6%
Commercial dealer & reseller market	14.6%		14.6%
Retailer, dealer agent & Tier 2/3 carrier market		15.3%	15.3%
Revenues, excluding Tier 1 carrier market	2.2%	15.3%	5.6%
Tier 1 carrier market		93.0%	93.0%
Total revenues	2.2%	66.5%	34.7%

Gross Profit
Public carrier, contractor & program manager market	-21.1%		-21.1%
Private system operator & government market	11.0%		11.0%
Commercial dealer & reseller market	10.8%		10.8%
Retailer, dealer agent & Tier 2/3 carrier market		36.4%	36.4%
Gross profit, excluding Tier 1 carrier market	2.6%	36.4%	9.4%
Tier 1 carrier market		43.8%	43.8%
Total gross profit	2.6%	40.7%	16.8%

Directly allocatable expenses	-13.4%	7.4%	-5.0%
Segment net profit contribution	23.5%	100.2%	48.8%
Corporate support expenses*			32.6%
Income before provision for income taxes			85.1%

* Includes corporate overhead, facilities expense, depreciation, interest and company-wide pay-for-performance bonus expense

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Nine months ended December 25, 2011
	Commercial Segment	Retail Segment	Total
Revenues
Public carrier, contractor & program manager market.	$56,804	$-	$56,804
Private system operator & government market	96,158	-	96,158
Commercial dealer & reseller market	92,861	-	92,861
Retailer, dealer agent & Tier 2/3 carrier market	-	88,946	88,946
Revenues, excluding Tier 1 carrier market	245,823	88,946	334,769
Tier 1 carrier market	-	203,833	203,833
Total revenues	245,823	292,779	538,602

Gross Profit
Public carrier, contractor & program manager market	12,995	-	12,995
Private system operator & government market	26,764	-	26,764
Commercial dealer & reseller market	25,896	-	25,896
Retailer, dealer agent & Tier 2/3 carrier market	-	19,228	19,228
Gross profit, excluding Tier 1 carrier market	65,655	19,228	84,883
% of revenues	26.7%	21.6%	25.4%
Tier 1 carrier market	-	25,784	25,784
Total gross profit	65,655	45,012	110,667
% of revenues	26.7%	15.4%	20.5%

Directly allocatable expenses	30,747	22,197	52,944
Segment net profit contribution	$34,908	$22,815	57,723
% of revenues	14.2%	7.8%	10.7%
Corporate support expenses*			36,739
Income before provision for income taxes			$20,984
% of revenues			3.9%

Growth Rates Compared to Prior Year Period:
Revenues
Public carrier, contractor & program manager market	-18.3%		-18.3%
Private system operator & government market	17.8%		17.8%
Commercial dealer & reseller market	5.2%		5.2%
Retailer, dealer agent & Tier 2/3 carrier market		11.1%	11.1%
Revenues, excluding Tier 1 carrier market	2.7%	11.1%	4.8%
Tier 1 carrier market		31.2%	31.2%
Total revenues	2.7%	24.3%	13.4%

Gross Profit
Public carrier, contractor & program manager market	-19.2%		-19.2%
Private system operator & government market	24.5%		24.5%
Commercial dealer & reseller market	8.9%		8.9%
Retailer, dealer agent & Tier 2/3 carrier market		16.0%	16.0%
Gross profit, excluding Tier 1 carrier market	7.0%	16.0%	8.9%
Tier 1 carrier market		3.3%	3.3%
Total gross profit	7.0%	8.3%	7.5%
		%
Directly allocatable expenses	-14.2%	-9.7%	-12.4%
Segment net profit contribution	36.7%	34.4%	35.8%
Corporate support expenses*			24.5%
Income before provision for income taxes			61.2%

* Includes corporate overhead, facilities expense, depreciation, interest and company-wide pay-for-performance bonus expense

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands)

	Three months ended December 25, 2011	Nine months ended December 25, 2011
Revenues
Base station infrastructure	$50,237	$146,909
Network systems	18,861	57,474
Installation, test and maintenance	12,112	34,188
Mobile device accessories	145,040	300,031
Total revenues	226,250	538,602

Gross Profit
Base station infrastructure	15,504	45,407
Network systems	4,073	11,718
Installation, test and maintenance	2,736	7,655
Mobile device accessories	17,164	45,887
Total gross profit	39,477	110,667
% of revenues	17.4%	20.5%

Growth Rates Compared to Prior Year Period

Revenues
Base station infrastructure	3.4%	-0.9%
Network systems	13.4%	16.5%
Installation, test and maintenance	-15.8%	-1.3%
Mobile device accessories	64.2%	23.6%
Total revenues	34.7%	13.4%

Gross Profit
Base station infrastructure	9.4%	9.2%
Network systems	18.4%	36.1%
Installation, test and maintenance	-4.6%	-7.7%
Mobile device accessories	28.8%	3.2%
Total gross profit	16.8%	7.5%

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